EXHIBIT INDEX

9. Opinion of counsel and consent to its use as to the legality of the securities being registered.

10.1 Consent of Independent Auditors for American Express FlexChoice(SM) Variable Annuity.

10.2 Consent of Independent Auditors for American Express FlexChoice(SM) Select Variable Annuity.

10.3      Consent of Independent Auditors for Evergreen Privilege(SM) Variable
          Annuity.

10.4      Consent of Independent Auditors for Evergreen Pathways(SM) Variable
          Annuity.

10.5 Consent of Independent Auditors for Evergreen Pathways(SM) Select Variable Annuity.

10.6 Consent of Independent Auditors for Wells Fargo Advantage Choice(SM) Variable Annuity.

10.7 Consent of Independent Auditors for Wells Fargo Advantage Choice(SM) Select Variable Annuity.

13.       Power of Attorney to sign this Registration Statement, dated April 15,
          2004.